Exhibit 99.1

3750 Torrey View Ct

San Diego, CA 92130

www.CareFusion.com

FOR IMMEDIATE RELEASE

Contacts:

Media:	Kristen Cardillo (858) 617-2317 kristen.cardillo@carefusion.com	Investors:	Jim Mazzola (858) 617-1203 jim.mazzola@carefusion.com

CAREFUSION TO REPORT SECOND QUARTER FISCAL 2013 RESULTS ON FEB. 7

Fiscal 2012 Annual Meeting Scheduled for April 15

SAN DIEGO, Jan. 14, 2013 – CareFusion Corporation (NYSE: CFN) today announced plans to release second quarter fiscal 2013 results on Thursday, Feb. 7, following the close of trading on the New York Stock Exchange.

The company will host a webcast and conference call on Feb. 7 at 2 p.m. PST (5 p.m. EST) to discuss the results for its second quarter fiscal 2013, ended on Dec. 31, 2012. To access the call, visit the Investors page at www.carefusion.com/. Log on at least 15 minutes before the call begins to register and download or install any necessary audio software.

Investors and other interested parties may also access the call by dialing (800) 706-7748 within the U.S. or (617) 614-3473 from outside the U.S., and use the access code 86859607. A replay of the conference call will be available from 4 p.m. PST (7 p.m. EST) on Feb. 7 through 8:59 p.m. PST on Feb. 14 and can be accessed by dialing (888) 286-8010 in the U.S. or (617) 801-6888 from outside the U.S. and using the access code 52148625.

As previously disclosed, CareFusion is modifying the manner in which it applies lease accounting principles to sales-type leases in its Pyxis® medication and supply dispensing product lines, which delayed the filing of its fiscal 2012 Form 10-K and first quarter Form 10-Q for the quarter ended Sept. 30, 2012. The company announced on Dec. 19 that it intends to file its Form 10-K, first quarter Form 10-Q and second quarter Form 10-Q by Feb .11, the filing deadline for the second quarter Form 10-Q.

As a result of the Form 10-K filing delay, the company also delayed the filing of its proxy materials and postponed the scheduling of its 2012 Annual Meeting of Stockholders. Pending the company’s ability to become current in its filings, the CareFusion 2012 Annual Meeting of Stockholders will be held on April 15 at 8:30 a.m. PDT in San Diego. Stockholders as of Feb. 14 will be entitled to vote at the 2012 Annual Meeting. CareFusion intends to make its proxy materials for its 2012 Annual Meeting available by the end of February.

About CareFusion Corporation

CareFusion (NYSE: CFN) is a global corporation serving the health care industry with products and services that help hospitals measurably improve the safety and quality of care. The company develops market-leading technologies including Alaris® infusion pumps, Pyxis® automated dispensing and patient identification systems, AVEA®, AirLife™ and LTV® series ventilation and respiratory products, ChloraPrep® products, MedMined® services for data mining surveillance, V. Mueller® surgical instruments, and an extensive line of products that support interventional medicine. CareFusion employs more than 15,000 people across its global operations. More information may be found at www.carefusion.com.

Cautions Concerning Forward-looking Statements

The CareFusion news release and the information contained herein present “forward-looking statements” addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments, including statements regarding the modified application of lease accounting principles to the company’s sales-type leases; the timing for filing the company’s Form 10-K for fiscal 2012, Form 10-Q for the quarter ended Sept. 30, Form 10-Q for the quarter ended Dec. 31 and the company’s proxy materials; and the timing for the company’s 2012 Annual Meeting of Stockholders. CareFusion intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause the company’s actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that additional information may arise during the course of the company’s lease accounting review that may require the company to make additional adjustments; the time and effort required to complete the company’s analysis and the review by the company’s independent auditors; the time and effort required to make any adjustments to the company’s financial reports, if required; and the time and effort required to prepare and file its periodic reports and proxy materials with the SEC, as well as other risks described more fully in Item 1A in the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011, which are expressly incorporated herein by reference, and other factors as may periodically be described in the company’s filings with the SEC. The CareFusion news release and the information contained herein reflect management’s views as of Jan. 14, 2013. Except to the limited extent required by applicable law, CareFusion undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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